                                                                  EXECUTION COPY

                                                                     EXHIBIT 1.1



                         GLOBAL IMAGING SYSTEMS, INC.

                                 $100,000,000

                  10 3/4% Senior Subordinated Notes Due 2007

                            NOTE PURCHASE AGREEMENT
                            -----------------------

March 3, 1999

FIRST UNION CAPITAL MARKETS CORP.
PRUDENTIAL SECURITIES INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
SCOTIA CAPITAL MARKETS (USA) INC.
c/o  First Union Capital Markets Corp.
301 South College Street, TW-10
Charlotte, North Carolina  28288-0606

Ladies and Gentlemen:

         GLOBAL IMAGING SYSTEMS, INC., a Delaware corporation (the "Company")
                                                                    -------
and the Subsidiary Guarantors (as defined below), confirm their agreement with First Union Capital Markets Corp., Prudential Securities Incorporated, Raymond James & Associates, Inc. and Scotia Capital Markets (USA) Inc. (collectively the "Initial Purchasers") as set forth below.
 ------------------

         1. Notes. The Company proposes to issue and sell (the "Initial Placement") to the Initial Purchasers, $100,000,000 principal amount of its 10 3/4 % Senior Subordinated Notes Due 2007 (the "Notes"). The Notes will be
                                               -----
unconditionally guaranteed (the "Guarantees") on an unsecured, senior
                                 ----------
subordinated basis by each of the Subsidiary Guarantors. The Notes and the Guarantees are to be issued under an indenture (the "Indenture") to be dated the
                                                     ---------
Closing Date (as defined below) between the Company, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). This
                                                              -------
Agreement, the registration rights agreement, to be dated the Closing Date, among the Initial Purchasers, the Company and the Subsidiary Guarantors (the "Registration Rights Agreement"), the Notes and the Indenture are hereinafter
 -----------------------------
collectively referred to as the "Transaction Documents" and the transactions
                                 ---------------------
contemplated herein and therein are hereinafter referred to as the
"Transactions".
 ------------

         The sale of the Notes to the Initial Purchasers will be made without registration of the Notes or the Guarantees under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon certain exemptions from the
              --------------
registration requirements of the Securities Act. You have advised the Company that you will offer and sell the Notes purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable.
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         In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum, dated February 16, 1999 (the "Preliminary
                                                               -----------
Memorandum"), and a final offering memorandum, dated March 3, 1999 (the "Final
----------                                                               -----
Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets
----------
forth certain information concerning the Company, the Subsidiary Guarantors, the Transaction Documents and the Transactions. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Initial Purchasers. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement, or any information incorporated by reference therein, subsequent to the Execution Time.

         2. Representations and Warranties of the Company and the Subsidiary
            ----------------------------------------------------------------
Guarantors. The Company and each Subsidiary Guarantor jointly and severally
----------
represent and warrant to, and agree with, each of the several Initial Purchasers that:

         (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not and at the Closing Date will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the
                           --------  -------
Subsidiary Guarantors make any representation or warranty as to any statements made in or omissions from the Preliminary Memorandum or the Final Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by any Initial Purchaser, expressly for use therein.

         (b) Schedule 2 lists all of the Company's subsidiaries, the state of incorporation of each such subsidiary and the jurisdiction in which each such subsidiary is qualified to do business as a foreign corporation. The Company and each subsidiary listed on Schedule 2 (each such subsidiary a "Subsidiary
                                                              ----------
Guarantor" and collectively, the "Subsidiary Guarantors") have been duly
---------                         ---------------------
organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, except for COS Financial, Inc. (which failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole), and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

         (c) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Final Memorandum and the Company and each Subsidiary Guarantor have full power

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(corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by them.

         (d) The issued shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company or its subsidiaries free and clear of any security interests, liens, encumbrances, equities or claims, other than the security interests, liens and encumbrances granted to First Union National Bank ("FUNB") in connection with the Company's credit agreement with FUNB.
  ----

         (e) The Company had an authorized, issued and outstanding capitalization as set forth on page F-3 of the Final Memorandum at the date as of which such information is provided. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Notes have been duly authorized and at the Closing Date, when authenticated in accordance with the provisions of the Indenture, after payment therefor in accordance herewith, will constitute the valid and legally binding obligations of the Company. The Guarantee of each Subsidiary Guarantor has been duly authorized and at the Closing Date will constitute the valid and legally binding obligation of such Subsidiary Guarantor. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Notes to be sold by the Company, and no holder of securities of the Company will have any right to require the Company to register the offer or sale of any securities owned by such holder under any registration statement required to be filed by the Company and the Subsidiary Guarantors pursuant to the Registration Rights Agreement.

         (f) None of the Company or any of its "Affiliates" (as defined in Rule
                                                ----------
501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Subsidiary Guarantors make no representation or warranty) has, directly or indirectly:

             (i) made offers or sales of any security, or solicited offers to buy any security, which is or will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act;

             (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes;

             (iii) taken any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, stabilization or manipulation of the price of the Notes;

             (iv) paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Notes;

             (v) engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect
                                                   ------------
to the Notes, and each of the Company

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and its Affiliates and any person acting on its or their behalf (other than the
Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Subsidiary Guarantors make no representation) has complied with the offering restrictions requirement of Rule 903 under Regulation S.

         (g) The Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (h) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 4 hereof and compliance by the Initial Purchasers with the procedures set forth in Section 4 hereof, it is not necessary, except as may be required under the Registration Rights Agreement, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum to register any of the Notes or Guarantees under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (i) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Final Memorandum fairly present the financial position of the Company and its consolidated subsidiaries and the results of operations and changes in financial condition as of the dates and for the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Final Memorandum fairly present, on the basis stated in the Final Memorandum, the information included therein. The unaudited pro forma financial statements of the Company included in the Final Memorandum comply as to form in all material respects with the requirements of the Securities Act that would apply to such statements (or adjustments) if they were contained in a registration statement filed under the Securities Act to register the Notes; the pro forma adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements; the assumptions described in the notes to such pro forma statements provide a reasonable basis for presenting the significant direct effects of the transactions contemplated therein; and such pro forma adjustments comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act ("Regulation S-X") that would apply to such statements (or adjustments) if they
  --------------
were contained in a registration statement filed under the Securities Act to register the Notes.

         (j) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Final Memorandum, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder that would apply if the offering of the Notes were being registered under the Securities Act.

         (k) The execution and delivery of this Agreement have been duly authorized by the Company and each Subsidiary Guarantor and this Agreement has been duly executed and delivered by the Company and each Subsidiary Guarantor, and is the valid and binding

                                       4
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agreement of the Company and each Subsidiary Guarantor, enforceable against the
Company and each Subsidiary Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship or other similar laws, regulations or procedures of general applicability relating to or affecting enforcement of the rights of creditors or by general equity principles and the discretion of the court before which any proceeding is brought (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as the obligations of the Company and each Subsidiary Guarantor under the indemnification and contribution provisions hereof may be limited by public policy under certain circumstances, including applicable federal or state securities laws.

         (l) No legal or governmental proceedings are pending to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Final Memorandum and are not described therein, and, to the Company's knowledge, no such proceedings have been threatened against the Company or any of its subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Final Memorandum that is not described therein.

         (m) The issuance, offering and sale of the Notes to the Initial Purchasers by the Company and the Subsidiary Guarantors pursuant to this Agreement, the compliance by the Company and the Subsidiary Guarantors with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, except where such breach, violation or default would not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole.

         (n) Subsequent to the date as of which information is given in the Final Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

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

         (o) The Company has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Final Memorandum or any amendment or supplement thereto.

         (p) Subsequent to the date as of which information is given in the Final Memorandum, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in or contemplated by the Final Memorandum.

         (q) The Company and each of its subsidiaries have marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Final Memorandum. Neither the Company nor any of its subsidiaries owns any real property.

         (r) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Final Memorandum.

         (s) The Company and its subsidiaries own or possess, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses or, upon the failure to so own or possess, can acquire on reasonable terms such other patents, applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information in replacement thereof, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Final Memorandum.

         (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Final Memorandum.

         (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Memorandum.

         (v) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Final Memorandum.

         (w) The Company and each Subsidiary Guarantor have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries taken as a whole) and has paid all taxes required to be paid by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Final Memorandum.

         (x) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or

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

in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries taken as a whole, except as described in or contemplated by the Final Memorandum.

         (y) Each certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor, as the case may be, to each Initial Purchaser as to the matters covered thereby.

         (z) Except for the shares of capital stock of each of the subsidiaries owned directly or indirectly by the Company, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Final Memorandum.

         (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) No material default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a material default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries taken as a whole.

         (cc) (A) The Company is not now, and after giving effect to the issuance of the Notes, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will not be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they become due. The Company is not in liquidation, administration or receivership nor has any petition been presented for the winding-up of the Company.

               (B) Each Subsidiary Guarantor is not now, and after giving effect to such Subsidiary Guarantor's Guarantee, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, will not be (i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or
(iii) incurring debts beyond its ability to pay such debts as they become due. No Subsidiary Guarantor is in liquidation, administration or receivership or has any petition been presented for the winding-up of any Subsidiary Guarantor.

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

          (dd) None of the Company or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other law which regulates the incurrence by the Company or any of its subsidiaries of indebtedness, including, but not limited to, laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

          (ee) Except as disclosed in the Final Memorandum, any reprogramming and related testing required to permit the proper functioning of the Company's and its Subsidiaries' computer systems in and following the year 2000 will be completed in all material respects prior to December 31, 1999 (that is, the Company and each of its subsidiaries will be "Year 2000 Compliant"), and the
                                              -------------------
cost to the Company and each of its subsidiaries of such reprogramming and testing will not result in a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, nor would such cost reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the Company or any of its subsidiaries. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its subsidiaries are adequate for the conduct of their respective businesses.

          (ff) Except for the fees and expenses payable to the Initial Purchasers, the Company did not employ any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

          3.   Purchase, Sale and Delivery of the Notes. (a) On the basis of the
               ----------------------------------------
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $100,000,000 aggregate principal amount of Notes, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Company the principal amount of Notes set forth opposite the name of such Initial Purchaser on Schedule 1 hereto at a purchase price equal to 97.5% of the principal amount thereof. Notes that the several Initial Purchasers have agreed to purchase hereunder in such denomination or denominations, and in certificated and/or global form, and registered in such name or names as the Initial Purchasers may request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers for the respective accounts of the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor to or upon the order of the Company by wire transfer in same-day funds (the "Wired Funds") or such other manner of payment as may be agreed by the Company
 -----------
and the Initial Purchasers. Such delivery of and payment for the Notes shall be made at the offices of Hogan & Hartson L.L.P., 555 Thirteenth Street, NW, Washington, D.C. at 9:30 A.M., New York time, on March 8, 1999, or at such other place, time or date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date". The Company will make such certificate or
 ------------
certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices in New York, New York of Cleary, Gottlieb, Steen & Hamilton or at such other place as the parties may agree at least 24 hours prior to the Closing Date.

          (b) The Company and the Initial Purchasers hereby acknowledge that the wire transfer by or on behalf of the Initial Purchasers of the purchase price for the Notes, and/or the delivery by the Company of certificates representing the Notes does not constitute closing of a purchase and sale of the Notes. Only execution and delivery of a receipt for the Notes by the Initial Purchasers and execution by the Company of a receipt for payment of the purchase price of the Notes indicate completion of the closing of the purchase of the Notes from the Company. Furthermore, in the event that the Initial Purchasers wire funds to the Company prior to the completion of the closing of the purchase of the Notes, the Company hereby acknowledges that until the Initial Purchasers execute and deliver a receipt for the Notes, by facsimile or otherwise, the Company will not be entitled to the Wired Funds and shall return the Wired Funds to the Initial Purchasers as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of the purchase of the Notes is not completed and the Wired Funds are not returned by the Company to the Initial Purchasers on the same day the Wired Funds were received by the Company, the Company agrees to pay to the Initial Purchasers in respect of each day the Wired Funds could practicably be and are not returned by it, in same-day funds, interest on the amount of such Wired Funds in an amount representing the Initial Purchasers' cost of financing as reasonably determined by First Union Capital Markets Corp.

          (c) It is understood that any of you, individually and not as one of the Initial Purchasers, may (but shall not be obligated to) make payment on behalf of any Initial Purchaser or Initial Purchasers for any of the Notes to be purchased by such Initial Purchaser or Initial Purchasers. No such payment shall relieve such Initial Purchaser or Initial Purchasers from any of its or their obligations hereunder.

          4.   Offering of the Notes and the Initial Purchasers' Representations
               -----------------------------------------------------------------
and Warranties. Each of the Initial Purchasers acknowledges that it is
--------------
purchasing the Notes pursuant to a private sale exemption from registration under the Securities Act, and that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each of the Initial Purchasers, severally and not jointly, represents and warrants to and agrees with the Company and the Subsidiary Guarantors that:

          (a) It has not offered or sold, or solicited offers to buy, and it will not offer or sell, or solicit offers to buy, any Notes except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) ("QIBs") in transactions meeting the
                                         ----
requirements of Rule 144A, (ii) to other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) who provide to it and to the Company a letter in the form of Exhibit A hereto or
(iii) in accordance with the restrictions set forth in Exhibit B hereto. In connection with each sale pursuant to clause (i) above, such Initial

Purchaser has taken or will take reasonable steps to ensure that the purchaser of such Notes is aware that such sale is being made in reliance upon Rule 144A.

          (b)  It is an "accredited investor" (as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act).

          (c) Neither it nor any person acting on its behalf has made or will make offers or sales of the Notes, or has solicited or will solicit offers to buy the Notes by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (d) It will offer the Notes for resale only upon the terms and conditions set forth in this Agreement and in the Final Memorandum.

          5.   Covenants of the Company and the Subsidiary Guarantors. The
               ------------------------------------------------------
Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers that:

          (a) The Company will furnish to the Initial Purchasers and to each of Cleary, Gottlieb, Steen & Hamilton and Willkie, Farr & Gallagher as soon as reasonably possible, without charge, during the period referred to in paragraph
(c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as they may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Notes and will reimburse the Initial Purchasers for payment of the required PORTAL filing fee.

          (b) The Company will not amend or supplement the Final Memorandum prior to the completion of the distribution of the Notes by the Initial Purchasers, without the prior written consent of the Initial Purchasers, which will not be unreasonably withheld.

          (c) If at any time prior to the completion of the distribution of the Notes acquired by the Initial Purchasers pursuant to this Agreement, during which time you are required to deliver a Final Memorandum in connection with sales of the Notes by you (as reasonably determined by the Initial Purchasers, upon the advice of counsel), any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers of the same and, subject to the requirements of paragraph (b) of this Section 5, will prepare and provide to the Initial Purchasers pursuant to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance.

          (d) The Company will use its best efforts to arrange for the qualification of the Notes for sale by the Initial Purchasers under the laws of such jurisdictions as the Initial Purchasers may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Notes by the Initial Purchasers; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject. The Company will promptly advise the Initial Purchasers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

         (e) The Company, whenever it or any of its subsidiaries publishes or makes available to the public (by filing with any regulatory authority or securities exchange or by publishing a press release or otherwise) any information that would reasonably be expected to be material in the context of the issue of the Notes under this Agreement, shall promptly notify the Initial Purchasers as to the nature of such information or event. The Company will likewise notify the Initial Purchasers of any decrease in the rating of the Notes or any other debt securities of the Company by any nationally recognized statistical rating organization (as defined in Rule 436(g)(2) under the Securities Act). The Company will also deliver to the Initial Purchasers, as soon as available and without request, copies of its latest yearly and quarterly financial statements and any report of its auditors thereon; provided, however,
                                                             --------  -------
that electronic filing of such material with the Securities and Exchange Commission shall constitute timely delivery hereunder.

         (f) The Company will not, and will not permit any of its Affiliates to, resell any of the Notes that have been acquired by any of them, other than pursuant to an effective registration statement under the Securities Act.

         (g) Except as contemplated in the Registration Rights Agreement, none of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Subsidiary Guarantors make no representation, warranty or covenant) will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Notes under the Securities Act.

         (h) None of the Company or any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers or any of their respective Affiliates, as to whom the Company and the Subsidiary Guarantors make no representation, warranty or covenant) will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Notes.

         (i) So long as any of the Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, at any time that the Company is not then subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will provide at its expense
                       ------------
to each holder of the Notes and to each prospective purchaser (as designated by such holder) of the Notes, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the

Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders from time to time, of the Notes.

         (j) The Company will cooperate with the Initial Purchasers and use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the Rules and regulations of the NASD relating to trading in the Private Offerings, Resale and Trading through Automated Linkages market ("PORTAL") and (ii) permit the Notes to be eligible for clearance and settlement as described under "Book-Entry; Delivery and Form" in the Final Memorandum.

         (k) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

         (l) The Company and its subsidiaries will conduct its or their operations in a manner that will not subject the Company or any of its subsidiaries to registration as an investment company under the Investment Company Act of 1940, as amended.

         (m) Each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

             THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE
                                --------------
         OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) OR (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING
          -------------------
         THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF,
         (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EITHER CASE, IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF U.S. $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN

         REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE
         TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE
                --------------------    -------------       -----------
         THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

         6. Expenses. The Company and the Subsidiary Guarantors will pay all
            --------
costs and expenses incident to the performance of the obligations of the Company and the Subsidiary Guarantors under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to: (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Preliminary Memorandum and Final Memorandum and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants, the Trustee and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Notes, (v) the qualification of the Notes under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in the PORTAL Market, (vii) the fees of any agency that rates the securities and (viii) any meetings with prospective investors in the Notes (other than as shall have been specifically approved by the Initial Purchasers to be paid for by the Initial Purchasers). If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 10(a)(i) or
(ii) hereof or because of any failure, refusal or inability on the part of the Company or any Subsidiary Guarantor to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Initial Purchasers, the Company and the Subsidiary Guarantors will reimburse the Initial Purchasers severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes. Neither the Company nor any Subsidiary Guarantor shall in any event be liable to any of the Initial Purchasers for the loss of anticipated profits from the transactions covered by this Agreement.

         7. Conditions of the Initial Purchasers' Obligations. The obligations
            -------------------------------------------------
of the several Initial Purchasers to purchase and pay for the Notes shall be subject, in the Initial Purchasers' sole discretion, to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors in
Section 2 hereof, in each case as of the date hereof (the "Execution Date") and
                                                           --------------
as of the Closing Date, as if made on and as of the Closing Date, to the accuracy of the statements of the Company's and any Subsidiary Guarantor's officers made pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their respective covenants and agreements hereunder and to the following additional conditions:

         (a) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Hogan & Hartson, L.L.P., counsel for the Company, to the effect set forth in Exhibit C hereto and otherwise in form and substance satisfactory to the Initial Purchasers.

         (b) The Initial Purchasers shall have received an opinion, dated the Closing Date, of each of Willkie Farr & Gallagher and Cleary, Gottlieb, Steen & Hamilton, each as counsel for the Initial Purchasers, with respect to the issuance and sale of the Notes and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may, to the extent that Hogan & Hartson L.L.P. consents, rely as to certain matters of law upon the opinion of Hogan & Hartson L.L.P. referred to in paragraph (a) above.

         (c) The Initial Purchasers shall have received from Ernst & Young LLP a letter or letters dated, respectively, the Execution Date and the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that:

             (i) they are independent accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder;

             (ii) in their opinion, the audited consolidated financial statements and schedules examined by them and included in the Final Memorandum comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

             (iii) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that, at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company consolidated or any decreases in net current assets or stockholders' equity of the Company consolidated, in each case compared with amounts shown on the December 31, 1998 unaudited consolidated balance sheet included in the Final Memorandum, or, for the period from January 1, 1999 to such specified date, there were any decreases, as compared with a period of substantially the same length of time ended on December 31, 1998, in total revenues, net income before income taxes or total or per share amounts of net income of the Company consolidated, except in all instances for changes, decreases or increases set forth in such letter;

             (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its consolidated subsidiaries and are included in the Final Memorandum and have compared such amounts, percentages and financial information with such records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

             (v) on the basis of a reading of the unaudited pro forma consolidated financial statements included in the Final Memorandum, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                   In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Initial Purchasers that (A) such letters shall be accompanied by a written explanation from the Company as to the significance thereof, unless the Initial Purchasers deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Initial Purchasers, make it impractical or inadvisable to proceed with the purchase and delivery of the Notes as contemplated by this Agreement and the Final Memorandum, as amended as of the date hereof.

                   References to the Final Memorandum in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

         (d)(1) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

          (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date; the Final Memorandum, as amended or supplemented as of the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

          (ii) subsequent to the date as of which information is given in the Final Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto).

     (2) The Initial Purchasers shall have received a certificate, dated the Closing Date, of the chairman of the board and the principal financial or accounting officer of each Subsidiary Guarantor, to the effect that the representations and warranties of such Subsidiary Guarantor in this Agreement are true and correct as if made on and as of the Closing Date and such Subsidiary Guarantor has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

     (e) Subsequent to Execution Date, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (f) On or before the Closing Date, the Initial Purchasers, Cleary, Gottlieb, Steen & Hamilton and Willkie, Farr & Gallagher shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

     All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters and documents in such quantities as the Initial Purchasers and counsel for the Initial Purchasers shall reasonably request.

     8.   Indemnification and Contribution. (a) The Company and each Subsidiary
          --------------------------------
Guarantor agree, on a joint and several basis, to indemnify and hold harmless the Initial Purchasers, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any of the Initial Purchasers within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement made by the Company or any Subsidiary Guarantor in Section 2 of this Agreement,

          (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Final Memorandum or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or any Subsidiary Guarantor or based upon written information furnished by or on behalf of the Company or any Subsidiary Guarantor and filed in any jurisdiction in order to qualify the Notes under the securities or blue sky laws thereof or filed with any securities association or securities exchange (each an "Application"),
                                                             -----------

          (iii) the omission or alleged omission to state in the Final Memorandum or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading or

          (iv) any untrue statement or alleged untrue statement by the Company of any material fact contained in any audio or visual materials used in connection with the marketing of the Notes, including without limitation, slides, videos, films or tape recordings, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided,
                                                                --------
however, that neither the Company nor any Subsidiary Guarantor will be liable in
-------
any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, any Application or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of the Initial Purchasers specifically for inclusion therein; and, provided, further, that with
                                                    --------  -------
respect to any untrue statement or omission of a material fact made in the Preliminary Memorandum, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of the Initial Purchasers to the extent that any such losses, claims, damages or liabilities asserted against the Initial Purchasers occurs under circumstances where (x) the Company had previously furnished copies of the Final Memorandum to the Initial Purchasers as required by this Agreement, (y) the untrue statement or omission of a material fact contained in the Preliminary Memorandum was corrected in the Final Memorandum and (z) there was not sent or given to such person asserting any such losses, claims, damages or liabilities, at or prior to the written confirmation of the sale of Notes to such person, a copy of the Final Memorandum. This indemnity agreement will be in addition to any liability which the Company and each Subsidiary Guarantor may otherwise have.

     (b) Each Initial Purchaser, severally and not jointly with the other Initial Purchasers, agrees to indemnify and hold harmless the Company and each Subsidiary Guarantor, their respective directors, officers, employees and agents and each person who controls the Company or any such Subsidiary Guarantor, as the case may be, within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Subsidiary Guarantors to the Initial Purchasers, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which such Initial Purchaser may otherwise have.

     (c)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall have authorized the indemnified party to employ separate counsel at the expense of the indemnifying party; provided further, that the indemnifying party shall not be responsible for the
-------- -------
fees and expenses of more than one separate counsel (together with appropriate local counsel) representing all the indemnified parties under paragraph (a) or paragraph (b) above. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not an indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable or insufficient to hold harmless an indemnified party for any reason, the Company and the Subsidiary Guarantors, on the one hand, and each Initial Purchaser, on the other, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company or the Subsidiary Guarantors, on
               ------
the one hand, and the Initial Purchasers, on the other, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors, on the one hand, and by the Initial Purchasers, on the other, from the offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by an Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions received by such Initial Purchaser from the Company in connection with the purchase of the Notes hereunder. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no case shall an Initial Purchaser be obligated to make contributions hereunder that are in excess of the purchase discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of each Initial Purchaser shall have the same rights to contribution as each Initial Purchaser, and each person who controls the Company or any Subsidiary Guarantor, as the case may be, within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee and agent of the Company or any Subsidiary Guarantor, as the case may be, shall have the same rights to contribution as the Company or such Subsidiary Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph (d).

     9.   Survival. The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, the Subsidiary Guarantors, their respective officers, and the several Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Subsidiary Guarantors, any of their respective officers or directors, any Initial Purchaser or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     10.  Termination. (a) This Agreement may be terminated with respect to the
          -----------
Notes in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company or any Subsidiary Guarantor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date

          (i) the Company or any of its subsidiaries shall have, in the reasonable judgment of the Initial Purchasers, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, except in each case as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in the Company's common stock shall have been suspended by the Securities and Exchange Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market system;

          (iii) a banking moratorium shall have been declared by New York or United States authorities; or

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Initial Purchasers, makes it impractical or inadvisable to proceed with the offer, sale and delivery of the Notes as contemplated by the Final Memorandum, as amended as of the date hereof.

     (b) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Section 9 hereof.

     11.  Information Supplied by Initial Purchasers. The statements set forth
          ------------------------------------------
in the last paragraph on the front cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum or the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by any Initial Purchaser to the Company for inclusion in the Preliminary Memorandum and the Final Memorandum for the purposes of Sections 2(a) and 8 hereof. The Initial Purchasers confirm that such statements (to such extent) are correct.

     12.  Notices. All communications hereunder shall be in writing and, if sent
          -------
to any of the Initial Purchasers, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to First Union Capital Markets Corp., One First Union Center, 301 South College Street, TW-10, Charlotte, North Carolina 28288-0604 Attention: High Yield Origination, with a copy to Allan Sperling, Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006 and if sent to the Company or any Subsidiary Guarantor, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Global Imaging Systems, Inc., 3820 Northdale Boulevard, Suite 200A, Tampa, Florida 33624, with a copy to Alan L. Dye, Esq., Hogan & Hartson L.L.P., 555 Thirteenth Street, N.W., Washington, D.C. 20004-1109.

     13.  Successors. This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the several Initial Purchasers, the Company and the Subsidiary Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company and the Subsidiary Guarantors contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Initial Purchaser within the meaning of the Securities Act or the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company and any Subsidiary Guarantor, the officers, employees and agents of the Company and any Subsidiary Guarantor and any person or persons who control the Company or any Subsidiary Guarantor within the meaning of the Securities Act or the Exchange Act. No purchaser of Notes from any Initial Purchaser shall be deemed a successor because of such purchase.

     14.  Applicable Law. The validity and interpretation of this Agreement, and
          --------------
the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     15.  Consent to Jurisdiction and Service of Process. All judicial
          ----------------------------------------------
proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York.

     16.  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company, each Subsidiary Guarantor and each of the several Initial Purchasers.

                              Very truly yours,

                              GLOBAL IMAGING SYSTEMS, INC.


                              By:  /s/  Raymond Schilling
                                 ----------------------------------------------
                                 Name:  Raymond Schilling
                                 Title: Vice President, Chief Financial Officer,
                                        Secretary and Treasurer



                              Each SUBSIDIARY GUARANTOR listed in
                              Schedule 2 hereto


                              By:  /s/  Raymond Schilling
                                 ----------------------------------------------
                                 Name: Raymond Schilling, on behalf of, and in his capacity as an authorized signatory for, each of the Subsidiary Guarantors listed in Schedule 2 hereto

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

FIRST UNION CAPITAL MARKETS CORP.
PRUDENTIAL SECURITIES INCORPORATED
RAYMOND JAMES & ASSOCIATES, INC.
SCOTIA CAPITAL MARKETS (USA) INC.

By FIRST UNION CAPITAL MARKETS CORP.

By:  /s/  Eric Lloyd
   -------------------------------
   Name:  Eric Lloyd
   Title: Managing Director

For itself and on behalf of the other Initial Purchasers

                                  SCHEDULE 1

                              INITIAL PURCHASERS


                                                     Aggregate Principal
                                                    Amount of Notes to be
Initial Purchaser                                 Purchased from the Company
-----------------                                 --------------------------
First Union Capital Markets Corp.                         52,500,000
Prudential Securities Incorporated                        35,000,000
Raymond James & Associates, Inc.                          10,000,000
Scotia Capital Markets (USA) Inc.                          2,500,000

         Total                                           100,000,000

                                         SCHEDULE 2
                                    SUBSIDIARY GUARANTORS


                                                     JURISDICTION        JURISDICTION(S) IN WHICH QUALIFIED AS
           COMPANY                                 OF ORGANIZATION               A FOREIGN CORPORATION
           -------                                 ---------------                         -----------
American Photocopy Equipment Company of                Delaware                      Pennsylvania

Pittsburgh d/b/a AMCOM Office Systems

Berney, Inc.                                            Alabama                           n/a

Business Equipment Unlimited                             Maine                            n/a

Cameron Office Products, Inc.                        Massachusetts                        n/a

Capitol Copy Products, Inc.                            Delaware                        Maryland

Capitol Office Solutions, Inc.                         Delaware                  District of Columbia
                                                                                       Maryland
                                                                                       Virginia

Carr Business Machines of Great Neck Inc.              New York                           n/a
d/b/a Carr Business Systems

Centre Business Products, Inc.                       Pennsylvania                         n/a

Connecticut Business Systems, Inc.                    Connecticut                    Massachusetts
                                                                                       New York

Conway Office Products, Inc.                         New Hampshire                   Massachusetts

Copy Service and Supply, Inc.                       North Carolina                        n/a

COS Financial, Inc.                                    Maryland                           n/a

Dahill Industries, Inc.                                  Texas                            n/a

Distinctive Business Products, Inc.                    Illinois                         Indiana

Duplicating Specialties, Inc. dba Copytronix            Oregon                        Washington

Eastern Copy Products, Inc.                            New York                           n/a

Electronic Systems of Richmond, Inc.                   Virginia                           n/a

Electronic Systems, Inc.                               Virginia                           n/a

Felco Office Systems, Inc.                               Texas                            n/a

Global Imaging Finance Company                         Delaware                      New Hampshire
                                                                                        Florida

Global Imaging Operations, Inc.                        Delaware                      New Hampshire

                                                     JURISDICTION        JURISDICTION(S) IN WHICH QUALIFIED AS
           COMPANY                                 OF ORGANIZATION               A FOREIGN CORPORATION
           -------                                 ---------------                         -----------
ProView, Inc.                                       North Carolina                        n/a

Quality Business Systems, Inc.                        Washington                          n/a

Southern Business Communications, Inc.                  Georgia                         Florida
                                                                                       Tennessee
                                                                                       Virginia

Southern Copy Systems, Inc.                             Alabama                           n/a